77-Q
LMP MONEY MARKET TRUST
WA MONEY MARKET FUND (N4H0)
WA GOVERNMENT MONEY MARKET FUND (N4H2)



March 16, 2007
Boston Financial Data Services, Inc.
2 Heritage Drive
North Quincy, MA 02171
Re:	Transfer Agency and Services Agreement (Cash
Portfolio)
Ladies and Gentlemen:
       Reference is made to the Transfer Agency and Services Agreement (the Agreement), dated as of January 23, 2006, by and among Boston Financial Data Services, Inc., a Massachusetts corporation, and Smith Barney Money Funds, Inc. (the Fund) on behalf of its series Smith Barney Cash Portfolio Class A Shares (Cash Portfolio).
       In connection with a restructuring of the complex of which the Fund and Cash Portfolio are a part, as of the close of business on April 13, 2007 (the Closing Date), the Fund and Cash Portfolio will be reorganized such that Legg Mason Partners Money Market Trust, on behalf of
Western Asset Money Market Fund, shall succeed to all of the rights and obligations of Smith Barney Money Funds, Inc. on behalf of Cash Portfolio.
       On the Closing Date, (i) Legg Mason Partners Money Market Trust shall become a Fund party to the Agreement on behalf of Western Asset Money Market Fund and shall assume all of the rights and obligations under the Agreement of Smith Barney Money Funds, Inc. on behalf of Cash Portfolio, (ii) Smith Barney Money Funds, Inc. shall cease to be a party to the Agreement and shall have no rights or obligations thereunder, (iii) Western Asset Money Market Fund shall be deemed a Portfolio within the meaning of the Agreement, and (iv) Cash Portfolio shall cease be deemed to be a Portfolio under the Agreement.
       Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of the Agreement.

[signature page to follow]


Please sign below to evidence your consent and agreement to the above.

Each of
SMITH BARNEY MONEY FUNDS,
INC. and
LEGG MASON PARTNERS MONEY
MARKET TRUST

By:

Name:
Title:

Consented and Agreed to:

BOSTON FINANCIAL DATA SERVICES, INC.
By:
Name:
Title:

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BUSDOCS/1632006.2

BUSDOCS/1632006.2